As filed with the Commission on September 9, 2008     Securities Act File No.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             AMP PRODUCTIONS, LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7812
            (Primary Standard Industrial Classification Code Number)

                                   98-0400189
                      (I.R.S. Employer Identification No.)

                             3044 Bloor Street West
                                   Suite 1444
                           Toronto, Ontario  M8X 2Y8
                                  647.456.9521
         (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada 89706
                                  775.883.8484
           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [   ]     Accelerated filer [   ]
Non-accelerated filer [   ]     Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each          Proposed         Proposed         Proposed
Class of                Maximum          Maximum          Maximum      Amount of
Securities to  Number of Shares   Offering Price        Aggregate   Registration
be Registered  to be Registered    per Share (1)   Offering Price            Fee
--------------------------------------------------------------------------------
Common Stock          2,000,000   $         0.04   $       80,000   $       3.14
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act and based upon 2,000,000 shares of common stock to be sold in this offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                             PRELIMINARY PROSPECTUS
                             SUBJECT TO COMPLETION


                             AMP PRODUCTIONS, LTD.
                        2,000,000 SHARES OF COMMON STOCK
                             PRICE: $0.04 PER SHARE

This prospectus relates to the resale by the selling stockholder of up to 2,000,000 shares of common stock of AMP Productions, Ltd., a Nevada Corporation, which may be resold by the selling security holder named in this prospectus.

The shares of our common stock were acquired by the selling stockholder from one of our former officers and directors in a private resale that was exempt from registration under Regulation S, promulgated under the Securities Act of 1934. The selling stockholder has advised us that she will sell the shares of common stock from time to time in the open market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The selling stockholder may be deemed an underwriter of the shares of common stock that she is offering. We will not receive any proceeds from this offering and have not made any arrangements for the sale of common stock by the selling stockholder. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay the expenses of registering these shares.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the "Risk Factors" section beginning on page 5 of this prospectus.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, and is listed on the Over-The-Counter Bulletin Board under the symbol "AMPC". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 1, 2008 was $0.04.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

AN INVESTMENT IN OUR STOCK IS EXTREMELY SPECULATIVE AND INVOLVES SEVERAL SIGNIFICANT RISKS. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE URGE ALL PROSPECTIVE INVESTORS TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY AMP PRODUCTIONS, LTD. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE
IS  NOT  PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 9, 2008.

                               TABLE OF CONTENTS

                                                                            Page

Prospectus Summary                                                             3
Risk Factors                                                                   4
Forward-Looking Statements                                                     6
Use of Proceeds                                                                7
Determination of Offering Price                                                7
Dilution                                                                       7
Selling Stockholder                                                            7
Market For Common Equity and Related Stockholder Matters                       7
Description of Business                                                        8
Description of Property                                                       12
Management's Discussion and Analysis of Financial Condition and Result of
Operations                                                                    12
Legal Proceedings                                                             14
Directors, Executive Officers, Promoters and Control Persons                  14
Executive Compensation                                                        15
Security Ownership of Certain Beneficial Owners and Management                16
Description of Securities                                                     16
Plan of Distribution                                                          16
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities                                                                   18
Legal Matters                                                                 18
Experts                                                                       18
Changes in and Disagreements With Accountants On Accounting and Financial
Disclosure                                                                    18
Available Information                                                         18
Index To Financial Statements                                                F-1

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" or "AMP" refers to AMP Productions, Ltd. "SEC" refers to the Securities Exchange Commission. "Securities Act" refers to the Securities Act of 1933, as amended. "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

OUR BUSINESS

We were incorporated on February 27, 2003, under the laws of the State of Nevada. We are a development stage independent motion picture studio with our principal office located at Suite 1444, 3044 Bloor Street West in Toronto, Ontario, Canada M8X 2Y8. Our telephone number is 647.456.9521. Our facsimile number is 647.439.3785.

We develop, produce, market, and distribute low-budget feature-length films to movie theaters and ancillary markets. Since inception, we have earned no revenue, and have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to complete the development of our business. We have funded operations through common stock issuances and unrelated third party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to continue the development and pre-production of motion pictures, or that we will be able to produce and sell our motion pictures. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern.

We do not have sufficient capital to independently finance our own productions. Accordingly, most of our financial resources have been devoted to financing development activities, which includes the acquisition of options on screenplays, and underlying literary works.

We do not presently have any options on screenplays or other literary works. We have not produced a motion picture since our inception. There can be no assurance that we will ever produce a motion picture or than any motion picture we produce will be distributed or, if distributed, will return our initial investment or make a profit.

We currently have no employees other than our sole officer and director, who devotes five hours per week to our operations. We do not intend to hire any employees for the next twelve months.

THE OFFERING
--------------------------------------------------------------------------------
Number of shares offered by selling stockholder:          Up to 2,000,000 shares

Number of shares outstanding after the offering:                9,750,000 shares

Use of proceeds:                                        We will not receive any
                                                        proceeds from the sale
                                                        of the common stock

Over-the-counter Bulletin Board symbol                                      AMPC
--------------------------------------------------------------------------------

SUMMARY OF SELECTED FINANCIAL DATA

We are a development stage company. From the date of our inception on February 27, 2003 we have not generated any revenue or earnings from operations. As of June 30, 2008 our financial data is as follows:

-------------------------------------------------------
                           As at or for the period from
                          February 27, 2003 (inception)
                                       to June 30, 2008
-------------------------------------------------------

OPERATIONS DATA

Revenue:                                              0
Net Loss:                             $         129,602

BALANCE SHEET DATA

Total Assets:                                    38,742
Total Liabilities:                                  544
Net Tangible Book Value:                         38,198
Net Tangible Book Value Per Share:                 0.00
------------------------ ------------------------------

                                  RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN THIS OFFERING.

(1) OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated April 16, 2008, our independent auditors stated that our financial statements for the fiscal year ended March 31, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and working capital deficiency. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such funding methods will prove successful.

(2) IF WE FAIL TO OBTAIN FINANCING FOR THE PRODUCTION OF A MOTION PICTURE, OUR BUSINESS MAY FAIL

We have sufficient capital to meet our operating requirements for the next 12 months, but it will not be sufficient for the production of a motion picture. We intend to make motion pictures with production budgets of $10 million or less. We will need to raise all the money required to fund the production of a motion picture from outside financing. Such financing could take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit. Regardless of the amount of money we raise in this offering, additional financing will be needed to produce a motion picture. No assurance can be given that financing will be available to us, at all, or on favorable terms. Unless such additional financing is available to us, our production activities may be materially adversely affected and you may lose your entire investment. We have no financing commitments.

(3)     IF ARE UNABLE TO PRODUCE COMMERCIALLY SUCCESSFUL FILMS, OUR BUSINESS MAY
FAIL.

Producing feature length films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film. It is impossible to predict the success of any film before the production starts. The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

*     public  taste,  which  is  always  subject  to  change;

* the quantity and popularity of other films and leisure activities available to the public at the time of our release;

* the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and

*     the  fact  that  not  all  films  are  distributed  in  all  media.

For any of these reasons, the films that we produce may be commercially unsuccessful and our business may fail.

(4) IF WE ARE UNABLE TO SECURE DISTRIBUTION FOR OUR FILMS, OUR BUSINESS WILL SUFFER.

Because we lack the resources to distribute our films ourselves, we plan to enter into distribution agreements with established distribution companies. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production. In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenues.

(5) SINCE OUR SOLE OFFICER AND DIRECTOR DOES NOT DEVOTE HIS FULL BUSINESS TIME TO OUR BUSINESS, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

Our sole officer and director has existing responsibilities and may have additional responsibilities to provide management and services to other entities. He presently devotes five hours a week to our business. He intends to devote not less than 40 hours a week to our business upon AMP securing production financing of a motion picture. We cannot guarantee that our sole officer and director will be able to devote a sufficient amount of his business time to enable us to implement our business plan. If our sole officer and director does not devote a sufficient amount of his business time to the management of our business, then our business may fail.

(6) OUR SOLE OFFICER AND DIRECTOR HAS LIMITED EXPERIENCE IN THE MOTION PICTURE INDUSTRY, WHICH COULD PREVENT US FROM SUCCESSFULLY IMPLEMENTING OUR BUSINESS PLAN, AND RESULT IN AN INABILITY TO EARN REVENUE.

Our sole officer and director has limited experience in the motion picture industry. He has one year experience providing legal services in respect of motion picture productions, but he has never produced a motion picture and has no other experience in the motion picture industry. Our management's lack of experience could hinder our ability to successfully identify and develop screenplays that will result in commercially successful films, or to secure production financing. It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue. Each potential investor must carefully consider the lack of experience of our sole officer and director before purchasing our common stock.

(7) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING SHARES PURCHASED THROUGH THIS OFFERING.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.

(8) EVEN IF ALL THE OFFERED SHARES ARE SOLD, OUR SOLE OFFICER AND DIRECTOR OWN A CONTROLLING PERCENTAGE OF VOTING STOCK, THAT WILL ALLOW HIM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

Our sole officer and director owns 61.5% of our outstanding voting stock. Accordingly, he is able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(9) SINCE OUR OFFICERS AND DIRECTORS ARE NOT LOCATED IN THE UNITED STATES, INVESTORS WOULD HAVE DIFFICULTY EFFECTING LEGAL SERVICE UPON THEM.

Although we are incorporated in the State of Nevada and maintain a registered office in Carson City, Nevada, our sole officer and director is a resident of Canada. It may be difficult for a resident of a country other than Canada to serve our sole officer and director with legal process or other documentation. 8
(10) INVESTORS MAY SUFFER SUBSTANTIAL CONSEQUENCES SUCH AS DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES AS A RESULT OF A SUBSEQUENT FINANCING.

If we are required to raise additional financing to fund operations, then we may do so through the issuance of our stock or debt instruments that are convertible into stock. We do not intend to finance the production of a motion picture through the issuance of shares or convertible securities. However, if we need to raise additional capital through the issuance of additional equity or convertible debt securities, this will further dilute the percentage ownership of our investors.

(11) APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMIT THE LIQUIDITY OF OUR COMMON STOCK, WHICH COULD MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES.

As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for our shareholders to sell their shares of our common stock if a market develops for that common stock.

Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

* Deliver to the customer, and obtain a written receipt for, a disclosure document;

*     Disclose certain price information about the penny stock;

* Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

* Send monthly statements to customers with market and price information about the penny stock; and

* In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

                           FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THESE STATEMENTS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION TITLED "RISK FACTORS". AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS. WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

                                USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

                        DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING STOCKHOLDER

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. Assuming all the shares registered below are sold by the selling stockholder, the selling stockholder will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

--------------------------------------------------------------------------------
                                                                 Percentage of
                                  Total shares  Total shares to   common stock
                    Total shares    to be sold    be owned upon     owned upon
Name of selling   owned prior to       in this    completion of  completion of
stockholder        this offering      offering    this offering  this offering
--------------------------------------------------------------------------------
Gisela Mills (1)
Wanderweg 4
88348 Bad Salgau
Germany                2,000,200     2,000,000                -              -
--------------------------------------------------------------------------------
(1)     The selling stockholder is the mother of our sole officer and director.

The above stockholder beneficially owns and has sole voting and investment over all shares or rights to the shares registered in her name. The numbers in this table assume that the selling stockholder will not purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,750,000 shares of common stock outstanding as of the date of this prospectus.

We may require the selling stockholder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "AMPC". Trading of our stock is sporadic and does not constitute an established public market for our shares.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The following quotations obtained from Yahoo! Finance reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

--------------------------------
QUARTER ENDED       HIGH    LOW
--------------------------------
September 30, 2006  $1.50  $0.58
December 31, 2006   $1.01  $0.59
March 31, 2007      $0.72  $0.35
June 30, 2007       $0.51  $0.28
September 30, 2007  $0.71  $0.30
December 31, 2007   $0.70  $0.70
March 31, 2008      $0.70  $0.08
June 30, 2008       $0.10  $0.04
--------------------------------

HOLDERS

Our shares of common stock are issued in registered form. Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona 85251.

On September 1, 2008, the shareholders' list of our shares of common stock showed 32 registered holders of our shares of common stock and 9,750,000 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PENNY STOCK REGULATION

Our shares must comply with the Penny Stock Reform Act of 1990, which may potentially decrease our shareholders' ability to easily transfer their shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that must comply with the penny stock rules. Since our shares must comply with such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

                            DESCRIPTION OF BUSINESS

OVERVIEW

We were incorporated under the laws of the State of Nevada on February 27, 2003, and maintain our head office and operations in Toronto, Ontario. We are a development stage, independent motion picture studio in the business of developing, producing, marketing, and distributing low-budget feature-length films to movie theaters and ancillary markets. Since beginning operations in 2003, we have not produced any motion pictures.

OUR  BUSINESS

We are committed to the development and production of commercially salable feature-length motion pictures that can be produced for up to $10 million, but which have enduring value in all media. We anticipate not only acquiring rights and producing motion pictures but also capitalizing on other marketing opportunities associated with these properties. We intend to exploit all available rights in each film, including the publishing and promotion of music, the incorporation of original songs on the sound track for subsequent use in promotion, sound track albums and story-telling records and the licensing of merchandising rights.

We do not have sufficient capital to independently finance our own productions. Accordingly, most of our financial resources have been devoted to financing development activities, which includes the acquisition of screenplays, and underlying literary works (such as books and plays).

Our business plan involves employing a flexible strategy to develop and produce our motion picture and film properties. We use our own capital and financial resources to develop a project to the point where it is ready to go into production. We then assemble a business plan for the motion picture for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and the commitment by a recognizable actor or director.

We plan to secure recognizable talent based on the appeal of a screenplay but we may also offer, as an added incentive, grants of our stock or options to acquire our stock. We will then attempt to secure the financing to produce the movie and make it available for distribution. The financing may come from, for example, the Canadian and provincial governments, financial institutions, lenders with profit participation, advances from distribution companies, accredited investors or a combination of sources.

The benefit of developing a project to this advanced stage is that we will have maximum leverage in negotiating production and financing arrangements. Nevertheless, there may be situations when we may benefit from financial assistance at an earlier stage. These occasions may be necessary as a result of lengthy development of a screenplay, the desirability of commissioning a screenplay by a highly paid writer, the acquisition of an expensive underlying work, or a significant financial commitment to a director or star.

It is common for motion picture producers to grant contractual rights to actors, directors, screenwriters, and other creative and financial contributors to share in revenue or net profits from the motion picture. Except for the most sought-after talent, these third-party participants are generally paid after all distribution fees, marketing expenses, direct production costs and financing costs are recouped in full. We plan to be flexible in compensating talent. We are not averse to entering into profit sharing arrangements. We will also consider the use of our securities to reward the actors and other participants in a successful motion picture.

Motion picture revenue is derived from the worldwide licensing of a motion picture to several distinct markets, each having its own distribution network and potential for profit. The selection of the distributor for each of our feature films will depend upon a number of factors. Our most basic criterion is whether the distributor has the ability to secure bookings for the exhibition of the film on satisfactory terms. We will consider whether, when and in what amount the distributor will make advances to us. We will also consider the amount and manner of computing distribution fees and the extent to which the distributor will guarantee certain print, advertising and promotional expenditures. We will not attempt to obtain financing for the production of a particular film unless we believe that adequate distribution arrangements for the film can be made.

No assurance can be given that our feature films, if produced, will be distributed and, if distributed, will return our initial investment or make a profit. To achieve the goal of producing profitable feature films, we plan to be extremely selective in our choice of literary properties and exercise a high degree of control over the cost of production. Although we plan to produce films that will generate substantial box office receipts, we will produce our films in a fiscally conservative manner. We believe that it is possible for a feature film to return the initial investment and show a profit based on an average box office run, with residuals from the sale of ancillary rights adding to cash flow in future years. By keeping strict control of our costs, we will strive for consistent and profitable returns on our investment.

FEATURE  FILM  PRODUCTION

Feature film production does not require the ownership of expensive equipment. All the necessary equipment needed to engage in every aspect of the film production process can be rented or borrowed for the period in which it is needed. This is standard operating procedure for all production companies within the industry and we plan to follow this procedure in our productions. Such rentals and temporary equipment are accounted for in the budget of each film in what are called the "below the line" costs that are directly charged to the production or the cost of "manufacturing" the film. We rent whatever equipment is needed for the shortest period of time and to coordinate its use to avoid idle time.

Essential to our success is the production of high quality films with budgets up to $10 million that have the potential to be profitable. We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. Our films will be cast into a wide range of genres. All movies that may be produced will be suitable for domestic and international theatrical exhibition, pay cable, network and syndicated television, as well as all other ancillary markets.

The low budgets, within which we operate, serve the dual purpose of being low enough to limit our downside exposure and high enough to pay for a feature film with accomplished actors or directors that appeal to the major markets. The market pull of the talent to be used must justify their fees by helping to attract advances. Our budgets must remain small enough so that a large percentage of our capital is not put at risk. We intend to produce projects with built-in break-even levels that can be reached with ancillary and foreign distribution revenue. If the movie crosses-over into a wide national distribution release, we can potentially generate a large profit because our share is not limited as with ancillary and foreign revenue.

We plan to enter into co-productions with experienced and qualified production companies in order to become a consistent supplier of motion pictures to distributors in the world markets. With dependable and consistent delivery of product to these markets, we believe that distribution arrangements can be structured which will be equivalent to the arrangements made by major studios. If we enter into a co-production we do not want to relinquish control of the project, so we intend to provide up to 50% of the funds required by the production. We may obtain our portion of the production costs from third parties in the form of debt financing, profit participation or government financing. We can give no assurance that we will be able to secure such financing, and as such, we may be required to relinquish control of the project. If we lose control of the project then we will likely be unable to influence the production, sale, distribution or licensing of the film.

Primary responsibility for the overall planning, financing and production of each motion picture will rest with our officers. For each motion picture we will employ an independent film director who will be responsible for, or involved with, many of the creative elements, such as direction, photography, and editing. All decisions will be subject to budgetary restrictions and our business control, although we will permit an independent director to retain reasonable artistic control of the project, consistent with its completion within strict budget guidelines and the commercial requirements of the picture.

FINANCING  STRATEGY

We do not have sufficient capital to produce a feature film without additional outside financing and the deferral of certain production costs. Wherever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle. Once a film package has been assembled, there are various methods to obtain the funds needed to complete the production of a movie. Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer. Also, we may form a limited liability company or partnership where we will be the managing member or the general partner. In addition we may obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment.

We expect to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits. These tax credits will enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget. Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures. Our location in Canada may also allow us to access foreign government financing through international co-productions with treaty countries. We may also be able to obtain financial support from Telefilm Canada and provincial agencies.

We may use any one or a combination of these or other techniques to finance our films. We anticipate that any financing method will permit us to maintain control over the production. There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

DISTRIBUTION  ARRANGEMENTS

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

COMPETITION

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. The industry is currently evolving such that certain multinational multimedia firms will be able to dominate because of their control over key film, magazine, and television content, as well as key network and cable outlets. These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.

We will be competing with the major film studios that dominate the motion picture industry. Some of these firms we compete with include: News Corporation's Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of the firms we will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. In addition, our films will compete for audience acceptance with motion pictures produced and distributed by other companies. Our success will be dependent on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support; and consequently, we may not be able to complete a motion picture, and if we do, we may not be able to make arrangements for exhibition in theaters. Our success in theaters may determine our success in other media markets.

In order to be competitive, we intend to create independent motion pictures of aesthetic and narrative quality comparable to the major film studios that appeal to a wide range of public taste both in the United States and abroad. By producing our films in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at extremely competitive pricing. We plan to be very selective when choosing literary properties to develop. We plan to produce our motion pictures efficiently, by employing talented and established professionals with experience in the industry. Also, we plan on exploiting all methods of distribution available to motion pictures.

INTELLECTUAL PROPERTY RIGHTS

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada. These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem. Our industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office. Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights. Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work. Registration with the appropriate office establishes a public record of the copyright claim.

To register a motion picture with the Canadian Copyright Office or the United States Copyright Office, a signed application; a complete copy of the motion picture being registered; a written description of the contents of the motion picture; and a filing fee must be sent to each respective office. A copyright registration is effective on the date the office receives all the required elements in acceptable form.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both Canada and the United States, these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes. We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors. Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation. Moral rights cannot be sold or transferred, but they can be waived. We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

CENSORSHIP

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. We plan to produce our motion pictures so there will be no material restrictions on exhibition in any major market or media. This policy may require production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain territories and media.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

LABOR LAWS

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members are guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations. If we are unable to operate or produce a motion picture, it may substantially harm our ability to earn revenue.

We will use non-unionized talent whenever possible to reduce our costs of production. Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, which bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions. Strikes or other work stoppages by members of these unions could delay or disrupt our activities. The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

EMPLOYEES

We currently have no employees. We may utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our motion pictures. Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.

                            DESCRIPTION OF PROPERTY

We are presently using office space in Toronto, Ontario provided at no cost by our President.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF
                                   OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A
RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS" AND "DESCRIPTION OF BUSINESS".

We were incorporated in February 2003, for the purpose of developing, producing, marketing, and distributing low-budget feature-length films to movie theaters and ancillary markets. Since inception, we have earned no revenue, and have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to complete the development of our business. We have funded operations through common stock issuances and unrelated third party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to continue the development and pre-production of motion pictures, or that we will be able to produce and sell our motion pictures. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern.

In fiscal 2008, we chose one of our optioned screenplays, Pelicula, for development into a motion picture. Our choice was based on cost, location, marketability and producer availability. We engaged a producer to prepare a producer's package for Pelicula to be used by us to secure debt financing of the $7.5M production budget. The total development cost to us of acquiring the option to Pelicula and the preparation of the producer's package was $22,000. We were unable to secure financing for Pelicula before the option ran out. We have therefore abandoned the production of Pelicula and written off the development cost. All other options have also lapsed.

In the Autumn of 2008, we pursued the production of a low budget action thriller entitled 95 Minutes, featuring Devon Sawa We entered into an agreement whereby we agreed to finance 50% of the production of 95 Minutes, subject to the producers securing financing for the rest of the production budget and obtaining a distribution commitment. The producers were unable to secure the additional financing or a distribution commitment, so we abandoned the project.

We continue to review screenplays and film projects that may be appropriate for production into motion pictures. Film production is a highly speculative and risky business. There can be no assurance that we will be able to find a screenplay suitable for production into a commercially successful motion picture, or that if we find such a screenplay, that we will be able to option it.

If we are able to option a suitable screenplay, we will require additional outside financing and cost deferral to produce it into a feature film. We intend to finance production of our motion pictures through a variety of sources. We will apply for funding through the Canadian and provincial governments, and for production services tax credits. We will attempt to obtain favorable pre-release sales or pre-licensing commitments from independent U.S. distributors, foreign distributors, cable networks, and video distributors. We will request that providers of goods and services accept deferred payment arrangements. We also may assign a portion of our film rights to a joint venture or a co-producer. In addition, we will consider the formation of a limited liability company or partnership for which we will act as managing member or general partner and privately offer membership or partnership interests to film venture capitalists. We do not have any present plans, proposals, arrangements or understandings with any parties that will provide additional financing. If we are unable to receive the additional funds, then we will likely conduct another offering to the public for the purpose of raising capital to invest in further screenplay properties.

We will not earn revenue from the production of a motion picture unless we sell or license it to a distributor. As such, effective distribution agreements will be critical to our economic success. We have not as yet negotiated agreements for the distribution of our films. We will attempt to pre-sell distribution rights during the pre-production stage in order to obtain financing for our motion pictures. If we are unsuccessful in pre-selling distribution rights, we will be required to obtain a distribution deal after post-production. We intend to market our film through personal contacts of our officers, and through a film representation company. We expect that the cost of retaining a film representation company will be $2,500 per film.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor. It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, which we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

If we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenues.

No assurance can be given that any feature film that we produce will be distributed or, if distributed, will return our initial investment or make a profit.

On August 1, 2008 we moved our operations to Toronto, Ontario, where we believe that we will have better opportunities to obtain financing.

FINANCIAL  CONDITION,  LIQUIDITY  AND  CAPITAL  RESOURCES.

As of June 30, 2008, we had total assets of $38,742 comprised of $38,507 in cash and $235 in prepaid expenses. This is a decrease from $45,345 in total assets as of March 31, 2008. This decrease was attributable to audit fees and office expenses.

As of June 30, 2008, our total liabilities decreased to $544 from $997 as of March 31, 2008. This decrease resulted from payment of prior year's payables.

As of June 30, 2008, we had working capital of $38,198 compared with $44,348 as of March 31, 2008.

We presently have sufficient working capital to satisfy our cash requirements for the next 12 months of operations. We do not expect to purchase or sell any significant equipment nor do we expect to hire any employees.

RESULTS  OF  OPERATIONS.

Since inception, we have earned no revenue and incurred a cumulative net loss of $129,602. Professional fees (accounting and legal) have been our largest expenditure, totaling $54,175. We have also paid $21,412 in office rent. Our development activities, including the acquisition of literary properties and the preparation of a producer's package have cost a total of $32,268. Other expenses relating to our public offerings and day-to-day operations have totaled $23,203. We have realized a foreign exchange gain of $1,456.

For the fiscal year ended March 31, 2008 we posted an operating loss of $29,374. This loss, which was an increase of $12,599 from the previous fiscal year, was due primarily to professional fees and write off of options to acquire literary properties and production in progress.

At the end of the three-month period ended June 30, 2008 we posted an operating loss of $6,150 due primarily to audit fees and office expenses. This was a decrease from $8,089 for the same period last year.

We anticipate that our operating costs for the next 12 months will be primarily limited to accounting fees, legal expenses associated with this offering, nominal office expenditures and any options that we may acquire. We believe that we presently have sufficient capital to fund our current level of operations for the next 12 months.

LEGAL  PROCEEDINGS

Neither AMP nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against AMP or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

--------------------------------------------------------------------------------
                                                           TERM PERIOD SERVED AS
NAME             POSITION                        AGE            DIRECTOR/OFFICER
--------------------------------------------------------------------------------
Thomas Mills     Chief Executive Officer,         40             2003 to present
                 President,
                 Chief Financial Officer,
                 Principal Accounting Officer
                 and a director
--------------------------------------------------------------------------------

Thomas E. Mills serves as our CEO, President and Treasurer. Mr. Mills is Canadian lawyer having a wide range of experience in the fields of entertainment law, securities, commercial transactions and e-commerce. He presently devotes five hours per week to our business. From 2002 to 2003, Mr. Mills was the President and a director of Torrent Energy Corp., a publicly held Colorado corporation in the business of natural gas exploration having its shares quoted on the NASD OTC:BB (trading symbol: TREN). Since 2005, Mr. Mills has been the President, Treasurer and a director of Thrust Energy Corp., a publicly held Nevada corporation in the business of oil exploration having its shares quoted on the NASD OTC:BB (trading symbol: TEGC). From 2005 to 2008, he was also a director and officer of Kingston Mines Ltd., a mineral exploration company having its shares quoted on the NASD OTC:BB (trading symbol: KGMI). Mr. Mills has maintained a part-time legal practice since 2000, to which he devotes not more than 25 hours per week. He received his Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree obtained from the University of Waterloo, Waterloo, Ontario in 1992.

The address for all our officers and directors is 3044 Bloor Street West, Suite 1444, Toronto, Ontario M8X 2Y8.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES  OF  THE  BOARD

All proceedings of the board of directors for the year ended March 31, 2008 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Fidel Thomas, at the address appearing on the first page of this prospectus.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert. " as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

EXECUTIVE  COMPENSATION

To date we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we have proven mineral reserves.

There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2008 by (i) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (ii) each of our Directors and executive officers; and
(iii)  all  our  directors  and  executive  officers  as  a  group.

--------------------------------------------------------------------------------
NAME                                                        NUMBER OF SHARES   %
--------------------------------------------------------------------------------

Thomas Mills                                                      6,000,000   62
3044 Bloor Street West
Suite 1444
Toronto, Ontario  M8X 2Y8
Canada
--------------------------------------------------------------------------------

Directors and officers as a group (one person)                    6,000,000   62
--------------------------------------------------------------------------------

Gisela Mills                                                      2,000,200   21
Wanderweg 4
88348 Bad Salgau
Germany
--------------------------------------------------------------------------------

Total other 5% owners (one person)                                2,000,200   21
--------------------------------------------------------------------------------

Total issued and outstanding                                      8,000,200   83
================================================================================

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.

COMMON STOCK

As of the date of this prospectus, there were 9,750,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Our Articles of Incorporation do not provide for the issuance of any other securities.

NEVADA  ANTI-TAKEOVER  LAWS

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters' rights in connection with such an acquisition. These provisions could have the effect of delaying or preventing a change in control of our company.

                              PLAN OF DISTRIBUTION

The selling stockholder and any of her pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*    privately-negotiated  transactions;

* short sales that are not violations of the laws and regulations of any state or the United States;

* broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

*    through  the  writing  of  options  on  the  shares;

*    a  combination  of  any  such  methods  of  sale;  and

*    any  other  method  permitted  pursuant  to  applicable  law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if she deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholder or her respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge her shares to her brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or her transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholder or her respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholder notifies us that she has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholders and the broker-dealer.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL  MATTERS

The validity of the shares of common stock offered by us was passed upon by Conrad C. Lysiak, Attorney and Counsellor at law in Spokane, Washington.

EXPERTS

Our financial statements as of March 31, 2008 appearing in this Prospectus and Registration Statement have been audited by Chang Lee LLP, Chartered Accountants, in Vancouver, British Columbia, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

The validity of the shares of common stock offered by us was passed upon by Conrad Lysiak, Attorney and Counselor at law in Spokane, Washington.

No expert named in the offering statement, nor any partner, officer, director or employee thereof, has a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We  have  no disagreements with our auditor through the date of this prospectus.

AVAILABLE  INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                         INDEX TO FINANCIAL STATEMENTS

                             AMP PRODUCTIONS, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                                                                           Pages

FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD
ENDED MARTH 31, 2008
(UNAUDITED)

Balance Sheets                                                               F-2

Statements of Stockholders' Equity                                           F-3

Statements of Operations                                                     F-4

Statements of Cash Flows                                                     F-5

Notes to Financial Statements                                      F-6 thru F-10


FINANCIAL STATEMENTS FOR THE YEARS ENDED
MARCH 31, 2008 AND 2007
(EXPRESSED IN U.S. DOLLARS)

Report of Independent Registered Public Accounting Firm                     F-11

Balance Sheets                                                              F-12

Statements of Stockholders' Equity                                          F-13

Statements of Operations                                                    F-14

Statements of Cash Flows                                                    F-15

Notes to Financial Statements                                     F-16 thru F-20


AMP PRODUCTIONS, LTD.
(A development stage company)

Balance Sheets
June 30, 2008
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------------------------------------
                                                                                  June 30, 2008              March 31, 2008
----------------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                       $      38,507              $       45,345
  Prepaid expenses                                                                          235                           -
----------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                                     38,742                      45,345
----------------------------------------------------------------------------------------------------------------------------

EQUIPMENT, net                                                                                                            -

Option to acquire literary properties (NOTE 3)                                                -                           -

Production in progress (NOTE 3)                                                               -                           -
----------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                      $      38,742              $       45,345
============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                        $         544              $          997
----------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                           544                         997
----------------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE 3 AND 5)

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized:
    100,000,000 common shares with a par value of $0.0001 per share
  Issued and outstanding:  9,750,000 common shares
                                         (March 31, 2008 - 9,750,000)                       975                         975

ADDITIONAL PAID-IN CAPITAL                                                              166,825                     166,825

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                                     (129,602)                   (123,452)
----------------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                               38,198                      44,348
----------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $      38,742              $       45,345
============================================================================================================================

The accompanying notes are an integral part of these financial statements.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statements of Stockholders' Equity (Deficiency)
For the period from February 27, 2003 (inception) to June 30, 2008
(Unaudited - Prepared By Management)
(EXPRESSED IN U.S. DOLLARS)

--------------------------------------------------------------------------------------------------------------------
                                                                                             Deficit           Total
                                                                                         accumulated   stockholders'
                                                 Common stock         Additional              during          equity
                                               Shares   Amount   paid-in capital   development stage    (deficiency)
--------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  March 3, 2003, $0.0001 per share          8,000,000   $  800   $            -    $              -    $        800

Screenplays transferred from a shareholder          -        -           (5,000)                  -          (5,000)

Loss and comprehensive loss for the period          -        -                -              (8,216)         (8,216)
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2003                     8,000,000   $  800   $       (5,000)   $         (8,216)   $    (12,416)
--------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  March 19, 2004, $0.10 per share              98,000       10            9,790                   -           9,800

Loss and comprehensive loss for the year            -        -                -             (15,053)        (15,053)
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2004                     8,098,000   $  810   $        4,790    $        (23,269)   $    (17,669)
--------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  February 11, 2005 - March 31, 2005,
  $0.10 per share, net of share issuance
  cost of $3,000                            1,652,000      165          162,035                   -         162,200

Loss and comprehensive loss for the year            -        -                -             (27,346)        (27,346)
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2005                     9,750,000   $  975   $      166,825    $        (50,615)        117,185
--------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year            -        -                -             (26,688)        (26,688)
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2006                     9,750,000   $  975   $      166,825    $        (77,303)         90,497
--------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year            -        -                -             (16,775)        (16,775)
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2007                     9,750,000   $  975   $      166,825    $        (94,078)         73,722
--------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year            -        -                -             (29,374)        (29,374)
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2008                     9,750,000   $  975   $      166,825    $       (123,452)         44,348
--------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the period          -        -                -              (6,150)         (6,150)
--------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2008                      9,750,000   $  975   $      166,825    $       (129,602)         38,198
====================================================================================================================

The accompanying notes are an integral part of these financial statements.

------------------------------------------------------------------------------------------------------
AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Operations
(Unaudited - Prepared by Management)

(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------
                                                              Cumulative
                                                             February 27
                                                                    2003   Three months   Three months
                                                          (inception) to          ended          ended
                                                                 June 30        June 30        June 30
                                                                    2008           2008           2007
------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                                              $      39,639    $     5,537    $     5,653
  Amortization                                                    5,220              -            435
  Bank charges                                                    1,627             69             69
  Consulting                                                      7,350              -              -
  Interest on promissory note                                        87              -              -
  Legal                                                          14,536              -              -
  Listing and filing fees                                         8,236              -              -
  Office                                                          6,288            544            677
  Printing                                                        1,525              -            511
  Rent                                                           21,412              -            744
  Transfer Expenses                                                 220              -              -
  Travel                                                          2,918              -              -
  Write off of options to acquire literary properties            22,000              -              -

OPERATING (LOSS)                                               (131,058)        (6,150)        (8,089)
------------------------------------------------------------------------------------------------------

OTHER INCOME
  Foreign exchange gain (loss)                                    1,456              -              -
------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                   $    (129,602)   $    (6,150)   $    (8,089)

BASIC AND DILUTED LOSS PER SHARE                                           $      0.00    $      0.00
======================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                                        9,750,000      9,750,000
======================================================================================================

The accompanying notes are an integral part of these financial statements.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Cash Flows
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------
                                                       Cumulative
                                                      February 27
                                                             2003    Three months   Three months
                                                   (inception) to           ended          ended
                                                          June 30         June 30        June 30
                                                             2008            2008           2007
------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Loss for the period                                $     (129,602)   $    (6,150)   $    (8,089)
Adjust for items not involving cash:
  - amortization                                            5,221              -            435

CHANGES IN OTHER ASSETS AND LIABILITIES:
  -  (increase) in prepaid expenses                          (235)          (235)             -
  -  increase (decrease) in accounts payable and
accrued liabilities                                           544           (453)         4,763
  -  decrease in due to a related party                         -              -              -
  -  increase in production in progress                         -              -              -
------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                    (124,072)        (6,838)        (2,891)
------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchase of screenplays                                  (5,000)             -              -
  Purchase equipment                                       (5,221)             -              -
------------------------------------------------------------------------------------------------

Net cash flows used in investing activities               (10,221)             -              -
------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                  172,800              -              -
------------------------------------------------------------------------------------------------

Net cash provided by financing activities                 172,800              -              -
------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           38,507         (6,838)        (2,891)

CASH AND CASH EQUIVALENTS, beginning of period                  -         45,345         58,570
------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period           $       38,507    $    38,507    $    55,679
================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest expenses paid in cash                   $          387    $         -    $         -
================================================================================================

The accompanying notes are an integral part of these financial statements.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
June 30, 2008
(EXPRESSED IN U.S. DOLLARS)
---------------------------

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

The Company was formed on February 27, 2003 under the laws of the State of Nevada. The Company has not commenced planned principal operations, producing filmed entertainment. The company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Toronto, Canada.

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The  Company  has  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of June 30, 2008, the Company has no cash equivalents and none of the cash is over the federally insured limit.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c)     Advertising  Expenses

The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company since the inception.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions.

(f)     Foreign  Currency

The Company maintains its accounting records in U.S. Dollars. Monetary items denominated in foreign currency are translated to U.S. dollars at the exchange rate in effect at the balance sheet date. Non-monetary items are translated at the exchange rates in effect when the assets are acquired or obligations incurred. Revenues and expenses are translated at the exchange rates in effect at the time of the transactions. Foreign exchange gains and losses are included in the statement of operations.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
June 30, 2008
(EXPRESSED IN U.S. DOLLARS)
---------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (continued)

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and the U.S. dollar.

(h)     Income  Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided for the portion of deferred tax assets that is more likely than not to be unrealized.

(i)     Stock-Based  Compensation

The Company has adopted the Statement of Financial Accounting Standards No. 123R amending SFAS No. 123. SFAS No. 123R requires the Company to expense stock options based on fair value in its financial statements. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. The adoption of SFAS No. 123R will have no effect on the Company's cash flows, but is expected to have a material impact on its results of operations.

The  Company  did  not  grant  any  stock  options  since  the  inceptions.

(j)     Comprehensive  Income

Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" since the inception.

(k)     Equipment

Equipment consists of computer equipment, which is stated at cost and is depreciated under the straight-line method over the estimated useful lives of the asset. Expenditures for betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense when incurred.

(l)     Long-Lived  Assets  Impairment

Long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
June 30, 2008
(EXPRESSED IN U.S. DOLLARS)
---------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES   (continued)

(m)     Film  costs

Film costs (Option to acquire literary properties and production in progress), including acquisition and development costs, are deferred and amortized by the individual-film-forecast-computation method as required by Statement of Financial Standards No. 139. The method amortizes or accrues film costs as the ratio of current period actual revenue to estimated remaining unrecognized ultimate revenue (as of the beginning of the current fiscal year). As at year ended March 31, 2008, the Company determined that it will not proceed with the production of film and all costs have been written off.

(n)  New  Accounting  Pronouncements

THE FASB HAS ADDITIONALLY ISSUED SFAS NO. 155 TO SFAS NO. 159 AND FIN NO. 48 BUT THEY WILL NOT HAVE ANY RELATIONSHIP TO THE CURRENT OPERATIONS OF THE COMPANY. THEREFORE, A DESCRIPTION AND ITS IMPACT ON THE COMPANY'S OPERATIONS AND FINANCIAL POSITION FOR EACH HAVE NOT BEEN DISCLOSED.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, a replacement of FASB Statement No. 141 (SFAS No. 141(R)), which significantly changes the principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement is effective prospectively, except for certain retrospective adjustments to deferred tax balances, for fiscal years beginning after December 15, 2008. The Company will assess the impact of this statement upon any future business combinations.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS No. 160). This statement established accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity separate from the parent's equity. In addition, SFAS No. 160 establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective prospectively, except for certain retrospective disclosure requirements, for fiscal years beginning after December 15, 2008. Accordingly, the Company will adopt SFAS No. 160 in the fiscal year 2009.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
June 30, 2008
(EXPRESSED IN U.S. DOLLARS)
---------------------------

3.     OPTIONS  TO  ACQUIRE  LITERARY  PROPERTIES

On September 19, 2005 and November 4, 2005, the Company entered into two purchase agreements with a third party to acquire two screenplays titled "Almost Cut My Hair" and "Hockey Buddha", respectively. Pursuant to the agreements, the Company is granted an option effective for a period of two years commencing on the above dates to acquire all rights, titles and interests for the above two screenplays. The consideration for the option of acquisition is $2,500, with the total consideration for both options being $5,000. The option period may be extended for an additional period of one year by the payment of $2,500 per screenplay.

The purchase prices for the two screenplays will be $20,000 for each screenplay, plus the following contingent compensations for each of the screenplays:

(a) In the event that a theatrical or televisions motion picture is produced by the Company or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $1,500,000, the vendor shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amounts set out above, the Company shall pay to the vendor 3% of 100% of the Company's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with the Company's standard Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipt from exploitation of the Picture and the Property.

As at the year end March 31, 2007, the Company decided not to extend these two options. As a result, the initial option payment totalling $5,000 have been expensed for the year ended March 31, 2007.

On September 16, 2006, the Company entered into an agreement with a third party ("Owner") to acquire a screenplay titled "Pelicula". Pursuant to the agreement, the Company was granted an option effective for a period of one year commencing on September 16, 2006 to acquire all rights, titles and interests for the screenplay. The consideration for the option is $5,000. As at March 31, 2007, the initial option payment of $5,000 is fully paid. The option expired on September 17, 2007 and has been abandoned by the Company.

The purchase price for this screenplay will be $50,000, plus the following contingent compensations:

(a) In the event that a Picture is produced by company or its assigns and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $2,000,000, Owner shall receive additional compensation to make the Purchase price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amount set out above, the Company shall pay to Owner 3% of 100% of the Company's "Net Profit" of the Picture, or any television series, pilot or movie-of-the-week that derives directly from the Property. "Net Profit" will be defined, computed, accounted fro and paid in accordance with Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipts from exploitation of the Picture and the Property.

On September 15, 2006, the Company entered into an agreement with a producer for development and production of a motion picture based on the screenplay Pelicula. In consideration for the pre-production services, the Company shall pay the Producer the sum of $ 12,000 USD as follows.

-  $7,000  USD  upon  execution  of  this  agreement  (paid)
-  $3,000  USD  upon  completion  of  the  Producer's  Package  (paid)
- $2,000 USD upon completion of the business plan (should be delivered by November 30, 2006)

On September 17, 2007, the Company determined that it will not proceed with production of Pelicula. Therefore, the Company has expensed the option and development costs for the film.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
June 30, 2008
(EXPRESSED IN U.S. DOLLARS)
---------------------------

4.     RELATED  PARTY  TRANSACTIONS

On March 2, 2003, the Company entered into two purchase agreements with a director of the Company to acquire two screenplays. Pursuant to the agreements, the Company is granted an option to acquire all rights, titles and interests for the above two screenplays. The consideration for the option of acquisition is $2,500, with the total consideration for both options being $5,000. On March 2, 2005, the Company signed an Extension of Option to Purchase Agreement for the two screenplays for a period of one year, at a nominal amount of $10 per screenplay. In accordance with SEC Staff Accounting Bulletin 5G: Transfers of Non-monetary Assets by Promoters or Shareholders, the asset value of the screenplays is recorded at nil, as it is the transferor's historical cost.

The purchase prices for the two screenplays will be $10,000 and $20,000, respectively, plus the following contingent compensations for each of the screenplays:

(a) In the event that a theatrical or televisions motion picture is produced by the Company or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $1,500,000, the vendor shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amounts set out above, the Company shall pay to the vendor 3% of 100% of the Company's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with the Company's standard Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipt from exploitation of the Picture and the Property.

The Company capitalized the option payment as options to acquire literary properties. The option payments will be included in the acquisition cost for the screenplay once the options are exercised. If the Company decided not to exercise the options, the options will be expensed upon determination that the acquisition is unlikely.

As  at  year  ended March 31, 2008, the Company has abandoned these two options.

5.     COMPARATIVE FIGURE

Certain of the comparative figures have been reclassified to conform to the current year's presentation.

Chang Lee LLP
Chartered Accountants
---------------------
                                                         505 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To  the  Board  of  Directors  and  Stockholders  of

AMP  Productions,  Ltd.
(A development stage enterprise)

We have audited the accompanying balance sheets of AMP Productions, Ltd. (the "Company") (a development stage company) as at March 31, 2008 and 2007 and the related statements of stockholders' equity, operations and cash flows for the years ended March 31, 2008 and 2007, and from February 27, 2003 (date of inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended, and for the period from February 27, 2003 (inception) to March 31, 2008 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company since inception on February 27, 2003 and has incurred significant recurring net losses since then, resulting in a substantial accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. The Company is devoting substantially all of its present efforts in establishing its business. Management's plans regarding the matters that raise substantial doubt about the Company's ability to continue as a going concern are also disclosed in Note 1 to the financial statements. The ability to meet its future financing requirements and the success of future operations cannot be determined at this time. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver,  Canada                                            "Chang Lee LLP"
April  16,  2008                                          Chartered  Accountants


AMP PRODUCTIONS, LTD.
(A development stage company)

Balance Sheets
March 31, 2008 and 2007
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------
                                                                       March 31, 2008   March 31, 2007
------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                            $      45,345    $      58,570
  Prepaid expenses                                                                 -              477
------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                          45,345           59,047
------------------------------------------------------------------------------------------------------

EQUIPMENT, net                                                                     -              565

Option to acquire literary properties (NOTE 3)                                     -            5,000

Production in progress (NOTE 3)                                                    -           12,000
------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                           $      45,345    $      76,612
======================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                             $         997    $       2,890
------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                997            2,890
------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE 3 AND 5)

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized:
    100,000,000 common shares with a par value of $0.0001 per share
  Issued and outstanding:  9,750,000 common shares
                          (March 31, 2007 - 9,750,000)                           975              975

ADDITIONAL PAID-IN CAPITAL                                                   166,825          166,825

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                          (123,452)         (94,078)
------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                    44,348           73,722
------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $      45,345    $      76,612
======================================================================================================

The accompanying notes are an integral part of these financial statements.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statements of Stockholders' Equity
For the period from February 27, 2003 (inception) to March 31, 2008
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------------------------
                                                                                              Deficit           Total
                                                                                          accumulated   stockholders'
                                                Common stock           Additional              during          equity
                                            Shares       Amount   paid-in capital   development stage    (deficiency)
---------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  March 3, 2003, $0.0001 per share          8,000,000   $   800   $            -    $              -    $        800

Screenplays transferred from a shareholder          -         -           (5,000)                  -          (5,000)

Loss and comprehensive loss for the period          -         -                -              (8,216)         (8,216)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2003                     8,000,000   $   800   $       (5,000)   $         (8,216)   $    (12,416)
---------------------------------------------------------------------------------------------------------------------


Issuance of common stock for cash
  March 19, 2004, $0.10 per share              98,000        10            9,790                   -           9,800

Loss and comprehensive loss for the year            -         -                -             (15,053)        (15,053)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2004                     8,098,000   $   810   $        4,790    $        (23,269)   $    (17,669)
---------------------------------------------------------------------------------------------------------------------


Issuance of common stock for cash
  February 11, 2005 - March 31, 2005,
  $0.10 per share, net of share issuance
  cost of $3,000                            1,652,000       165          162,035                   -         162,200

Loss and comprehensive loss for the year            -         -                -             (27,346)        (27,346)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2005                     9,750,000   $   975   $      166,825    $        (50,615)   $    117,185
---------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year            -         -                -             (26,688)        (26,688)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2006                     9,750,000   $   975   $      166,825    $        (77,303)   $     90,497
---------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year            -         -                -             (16,775)        (16,775)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2007                     9,750,000   $   975   $      166,825    $        (94,078)   $     73,722
---------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year            -         -                -             (29,374)        (29,374)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2008                     9,750,000   $   975   $      166,825    $       (123,452)   $     44,348
---------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statements of Operations
(EXPRESSED IN U.S. DOLLARS)
-----------------------------------------------------------------------------------------------------
                                                              Cumulative
                                                             February 27
                                                                    2003
                                                          (inception) to     Year Ended    Year Ended
                                                                March 31       March 31      March 31
                                                                    2008           2008          2007
-----------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                                              $      34,102     $    8,665    $    9,890
  Amortization                                                    5,220            565         1,740
  Bank charges                                                    1,558            123            97
  Consulting                                                      7,350              -             -
  Interest on promissory note                                        87              -             -
  Legal                                                          14,536              -        (4,500)
  Listing and filing fees                                         8,236              -           442
  Office                                                          5,744          1,646           958
  Printing                                                        1,525            511             -
  Rent                                                           21,412            744         2,903
Transfer Expenses                                                   220             50           100
  Travel                                                          2,918              -             -
  Write off of options to acquire literary properties            22,000         17,000         5,000
-----------------------------------------------------------------------------------------------------

OPERATING (LOSS)                                               (124,908)       (29,304)      (16,630)
-----------------------------------------------------------------------------------------------------

OTHER INCOME (LOSS)
  Foreign exchange gain (loss)                                    1,456            (70)         (145)
-----------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                   $    (123,452)    $  (29,374)   $  (16,775)

BASIC AND DILUTED LOSS PER SHARE                                            $    (0.00)   $    (0.00)
=====================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                                        9,750,000     9,750,000
=====================================================================================================

The accompanying notes are an integral part of these financial statements.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statements of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------------------------------------
                                                                               Cumulative
                                                                              February 27
                                                                                     2003
                                                                           (inception) to   Year Ended   Year Ended
                                                                                 March 31     March 31     March 31
                                                                                     2008         2008         2007
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Loss for the period                                                      $    (123,452)   $ (29,374)   $ (16,775)
  Adjust for items not involving cash:
  -  amortization                                                                  5,221          565        1,740
  -  write off of literary options                                                     -       17,000            -

  Changes in other assets and liabilities:
  -  increase in prepaid expenses                                                      -          477         (297)
  -  increase (decrease) in accounts payable and accrued liabilities                 997       (1,893)       2,354
 -   increase in production in progress                                                -            -      (12,000)
  -  decrease in due to a related party                                                -            -            -
-------------------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                           (117,234)     (13,225)     (24,978)

CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchase equipment                                                              (5,221)           -            -
  Options to acquire literary properties                                          (5,000)           -            -
-------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                            (10,221)           -            -

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                         172,800            -            -
-------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                        172,800            -            -
-------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  45,345      (13,225)     (24,978)

CASH AND CASH EQUIVALENTS, beginning of period                                         -       58,570       83,548
-------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                                   $      45,345    $  45,345     $ 58,570
===================================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest expenses paid in cash                                             $         387    $       -     $      -
===================================================================================================================

The accompanying notes are an integral part of these financial statements.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2008 and 2007
(EXPRESSED IN U.S. DOLLARS)
---------------------------

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

The Company was formed on February 27, 2003 under the laws of the State of Nevada. The Company has not commenced planned principal operations, producing filmed entertainment. The company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The  Company  has  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of March 31, 2008 and 2007, the Company has no cash equivalents and none of the cash is over the federally insured limit.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c)     Advertising  Expenses

The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company since the inception.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions.

(f)     Foreign  Currency

The Company maintains its accounting records in U.S. Dollars. Monetary items denominated in foreign currency are translated to U.S. dollars at the exchange rate in effect at the balance sheet date. Non-monetary items are translated at the exchange rates in effect when the assets are acquired or obligations incurred. Revenues and expenses are translated at the exchange rates in effect at the time of the transactions. Foreign exchange gains and losses are included in the statement of operations.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2008 and 2007
(EXPRESSED IN U.S. DOLLARS)
---------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (continued)

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are payable on demand. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and the U.S. dollar.

(h)     Income  Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided for the portion of deferred tax assets that is more likely than not to be unrealized.

(i)     Stock-Based  Compensation

The Company has adopted the Statement of Financial Accounting Standards No. 123R amending SFAS No. 123. SFAS No. 123R requires the Company to expense stock options based on fair value in its financial statements. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. The adoption of SFAS No. 123R will have no effect on the Company's cash flows, but is expected to have a material impact on its results of operations.

The  Company  did  not  grant  any  stock  options  since  the  inceptions.

(j)     Comprehensive  Income

Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" since the inception.

(k)     Equipment

Equipment consists of computer equipment, which is stated at cost and is depreciated under the straight-line method over the estimated useful lives of the asset. Expenditures for betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense when incurred.

(l)     Long-Lived  Assets  Impairment

Long-lived assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2008 and 2007
(EXPRESSED IN U.S. DOLLARS)
---------------------------


2.     SIGNIFICANT ACCOUNTING POLICIES   (continued)

(m)     Film  costs

Film costs (Option to acquire literary properties and production in progress), including acquisition and development costs, are deferred and amortized by the individual-film-forecast-computation method as required by Statement of Financial Standards No. 139. The method amortizes or accrues film costs as the ratio of current period actual revenue to estimated remaining unrecognized ultimate revenue (as of the beginning of the current fiscal year). As at March 31, 2008, the Company has determined that it will not proceed with the production of film and all costs have been written off.

(n)     New  Accounting  Pronouncements

THE FASB HAS ADDITIONALLY ISSUED SFAS NO. 155 TO SFAS NO. 159 AND FIN NO. 48 BUT THEY WILL NOT HAVE ANY RELATIONSHIP TO THE CURRENT OPERATIONS OF THE COMPANY. THEREFORE, A DESCRIPTION AND ITS IMPACT ON THE COMPANY'S OPERATIONS AND FINANCIAL POSITION FOR EACH HAVE NOT BEEN DISCLOSED.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, a replacement of FASB Statement No. 141 (SFAS No. 141(R)), which significantly changes the principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement is effective prospectively, except for certain retrospective adjustments to deferred tax balances, for fiscal years beginning after December 15, 2008. The Company will assess the impact of this statement upon any future business combinations.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS No. 160). This statement established accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity separate from the parent's equity. In addition, SFAS No. 160 establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective prospectively, except for certain retrospective disclosure requirements, for fiscal years beginning after December 15, 2008. Accordingly, the Company will adopt SFAS No. 160 in the fiscal year 2009.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2008 and 2007
(EXPRESSED IN U.S. DOLLARS)
---------------------------

3.     OPTIONS  TO  ACQUIRE  LITERARY  PROPERTIES

On September 19, 2005 and November 4, 2005, the Company entered into two purchase agreements with a third party to acquire two screenplays titled "Almost Cut My Hair" and "Hockey Buddha", respectively. Pursuant to the agreements, the Company is granted an option effective for a period of two years commencing on the above dates to acquire all rights, titles and interests for the above two screenplays. The consideration for the option of acquisition is $2,500, with the total consideration for both options being $5,000. The option period may be extended for an additional period of one year by the payment of $2,500 per screenplay. As at December 31, 2007, the initial option payments totalling $5,000 were fully paid.

The purchase prices for the two screenplays will be $20,000 for each screenplay, plus the following contingent compensations for each of the screenplays:

(a) In the event that a theatrical or televisions motion picture is produced by the Company or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $1,500,000, the vendor shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amounts set out above, the Company shall pay to the vendor 3% of 100% of the Company's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with the Company's standard Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipt from exploitation of the Picture and the Property.

As at the year ended March 31, 2007, the Company decided not to extend these two options. As a result, the initial option payment totalling $5,000 have been expensed for the year ended March 31, 2007.

On September 16, 2006, the Company entered into an agreement with a third party ("Owner") to acquire a screenplay titled "Pelicula". Pursuant to the agreement, the Company was granted an option effective for a period of one year commencing on September 16, 2006 to acquire all rights, titles and interests for the screenplay. The consideration for the option was $5,000. As at December 31, 2007, the initial option payment of $5,000 is fully paid. The option expired on September 17, 2007 and has been abandoned by the Company.

The purchase price for this screenplay will be $50,000, plus the following contingent compensations:

(a) In the event that a Picture is produced by company or its assigns and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $2,000,000, Owner shall receive additional compensation to make the Purchase price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amount set out above, the Company shall pay to Owner 3% of 100% of the Company's "Net Profit" of the Picture, or any television series, pilot or movie-of-the-week that derives directly from the Property. "Net Profit" will be defined, computed, accounted fro and paid in accordance with Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipts from exploitation of the Picture and the Property.

On September 15, 2006, the Company entered into an agreement with a producer for development and production of a motion picture based on the screenplay Pelicula. In consideration for the pre-production services, the Company shall pay the Producer the sum of $ 12,000 USD as follows.

     -  $7,000  USD  upon  execution  of  this  agreement  (paid)
     -  $3,000  USD  upon  completion  of  the  Producer's  Package  (paid)
     -  $2,000  USD  upon  completion  of  the  business  plan  (paid)

AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2008 and 2007
(EXPRESSED IN U.S. DOLLARS)
---------------------------

3.     OPTION  TO  ACQUIRE  LITERARY  PROPERTIES  (continued)

On September 17, 2007, the Company has determined that it will not proceed with production of Pelicula. Therefore, the Company has expensed the option and development costs for the film.


4.     INCOME  TAXES

As at March 31, 2008, the Company has estimated net operating losses carry forward for tax purposes of $123,000, which will expire starting 2024 through 2028. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:


                           2008       2007
                         =========  =========
Tax loss carry forwards  $ 18,000   $ 14,000
Valuation allowance       (18,000)   (14,000)
                         $      -   $      -


5.     RELATED  PARTY  TRANSACTIONS

On March 2, 2003, the Company entered into two purchase agreements with a director of the Company to acquire two screenplays. Pursuant to the agreements, the Company is granted an option to acquire all rights, titles and interests for the above two screenplays. The consideration for the option of acquisition is $2,500, with the total consideration for both options being $5,000. On March 2, 2005, the Company signed an Extension of Option to Purchase Agreement for the two screenplays for a period of one year, at a nominal amount of $10 per screenplay. As at March 31, 2007, the options are fully paid. In accordance with SEC Staff Accounting Bulletin 5G: Transfers of Non-monetary Assets by
Promoters or Shareholders, the asset value of the screenplays is recorded at nil, as it is the transferor's historical cost.

The purchase prices for the two screenplays will be $10,000 and $20,000, respectively, plus the following contingent compensations for each of the screenplays:

(a) In the event that a theatrical or televisions motion picture is produced by the Company or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $1,500,000, the vendor shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amounts set out above, the Company shall pay to the vendor 3% of 100% of the Company's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with the Company's standard Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipt from exploitation of the Picture and the Property.

The Company capitalized the option payment as options to acquire literary properties. The option payments will be included in the acquisition cost for the screenplay once the options are exercised. If the Company decided not to exercise the options, the options will be expensed upon determination that the acquisition is unlikely.
As  at  the  year  end,  the  Company  decided  to  abandon  these  two options.

6.     COMPARATIVE FIGURE

Certain of the comparative figures have been reclassified to conform to the current year's presentation.

                                2,000,000 SHARES

                             AMP PRODUCTIONS, LTD.

                                  COMMON STOCK

                                   PROSPECTUS

We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of AMP Productions, Ltd. have not changed since the date hereof.

Until _________, 2008, a period of 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                                    PART II

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

---------------------------------------
                                AMOUNT
---------------------------------------
Accounting fees and expenses      5,000
Legal fees and expenses           5,000
---------------------------------------
Total                           $10,000
=======================================

All expenses are estimated.

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

     Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Under  Article  IX,  our  bylaws  provide  the  following  indemnification:

01.     INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02.     DERIVATIVE  ACTION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     SUCCESSFUL  DEFENSE

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     AUTHORIZATION

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     ADVANCES

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     NONEXCLUSIVITY

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     INSURANCE

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "CORPORATION"  DEFINED

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     FURTHER  BYLAWS

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

The registrant has not sold any securities within the past three years that were not registered under the Securities Act.


ITEM 16.     EXHIBITS

EXHIBIT NO.  DOCUMENT

 3.1 Articles of Incorporation, AMP Productions, Ltd., incorporated by reference to the Form 10-KSB filed June 24, 2004
 3.2 Amended and Restated Bylaws, AMP Productions, Ltd., incorporated by reference to the Form 10-KSB filed July 10, 2006
 5.1         Legal opinion
23.1         Consent of Accountant
23.2         Consent of Counsel


ITEM 17.     UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The  undersigned  registrant  hereby  undertakes  that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario, Canada, on September 9, 2008.

                                              AMP PRODUCTIONS, LTD.




                                         By:  /s/ Thomas Mills
                                              Thomas Mills
                                              President, Chief Executive Officer
                                              Chief Financial Officer,
                                              Principal Accounting Officer
                                              and a director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



                                         By:  /s/ Thomas Mills
                                              Thomas Mills
                                              President, Chief Executive Officer
                                              Chief Financial Officer,
                                              Principal Accounting Officer
                                              and a director